Exhibit 99.1

Contact:           Scott Lamb
Vice President, Investor Relations
(713) 513-3344

CAMERON ANNOUNCES RESULTS FOR FOURTH QUARTER OF 2015

•	$1.08 fully diluted earnings per share excluding discontinued operations and other costs

•	17.8% segment operating income as a percent of revenue, driven by Subsea and Drilling segments

•	Cash provided by operations reaches nearly $500 million

HOUSTON, Texas, January 28, 2016 -- Cameron (NYSE: CAM) today reported fully diluted earnings per share, excluding discontinued operations and other costs, of $1.08 for the fourth quarter of 2015, compared to $1.34 for the same period of 2014.

Other costs in the fourth quarter of 2015 amounted to $115 million on a pretax basis, or $0.43 per share, primarily related to asset charges and severance, as detailed in an accompanying table.

On a GAAP basis, the Company’s fully diluted earnings per share for the fourth quarter of 2015 were $0.65, as compared to $1.28 for the same period of 2014.

For the full year 2015, the Company reported fully-diluted earnings per share, excluding discontinued operations and other costs, of $4.00, compared to $4.14 for 2014. On a GAAP basis, the Company’s 2015 fully diluted earnings per share were $2.60, as compared to $3.96 for 2014.

Commenting on the Company’s performance in the fourth quarter of 2015, President and Chief Executive Officer Scott Rowe, said, “Cameron once again delivered very strong operating results in the face of a continued downturn in the energy markets. The Company’s performance was driven by accelerated progress in the transformation of our cost structure and strong execution. In particular, the company’s Subsea segment reported an operating income margin of 23.1%, more than double that of the fourth quarter of 2014.”

Segment Performance

•
Subsea - Relative to the fourth quarter of 2014, the segment reported an 85% increase in operating income despite lower revenues, driven in particular by strong execution on several late-stage projects as well as a greater mix of services-related work. Segment orders increased 27% versus the fourth quarter of 2014 and more than doubled as compared to the third quarter of 2015. Orders for the year totaled $2.23 billion versus $2.36 billion in 2014.

•
Surface - Revenues, operating income and margin all improved relative to the third quarter of 2015 but were lower than the fourth quarter of 2014 due in large part to the weakness in North American markets.

•
Drilling - Operating income margin increased to 21.7% in the fourth quarter of 2015 as compared to 18.5% in the fourth quarter of 2014 due to continued strong execution. Revenues and operating income declined, reflecting lower project-related backlog as well as a reduction in service activity.

•
Valves & Measurement - Revenues, operating income and margin all declined relative to the fourth quarter of 2014, reflecting lower volumes and pricing pressures, particularly in the North American distribution market.

Outlook
Rowe said, “Although declines in energy prices will have a negative impact on our business in 2016, we remain focused on the factors that will drive our fundamental long-term performance: execution, customer relationships, cost reduction and technology.”

Cash Flow from Operations
The Company generated cash from operations of $497 million during the fourth quarter and $708 million for the full-year 2015. The Company ended the quarter with cash, cash equivalents and short-term investments totaling $2.4 billion.

Agreement to be Acquired by Schlumberger Limited
On August 26, 2015, Schlumberger Limited (NYSE: SLB) and Cameron jointly announced a definitive merger agreement in which the companies will combine in a stock and cash transaction. The agreement was unanimously approved by the boards of directors of both companies and, on December 17, Cameron stockholders overwhelmingly voted to adopt the merger agreement. The transaction remains subject to regulatory approvals and customary closing conditions, and is expected to close in the first quarter of 2016.

Cameron is a leading provider of flow equipment products, systems and services to worldwide oil and gas industries.
###

Forward-Looking Statements
In addition to the historical data contained herein, this document includes forward-looking statements regarding the Company’s long-term performance and expectations regarding the closing of merger transaction and, if accomplished, the timing thereof, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and subject to risk factors that are discussed in Cameron's most recent filings on Form 10-Q and 10-K, filed with the SEC, as well as other filings with the SEC available at the SEC's Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected and a closing of the merger transaction may not occur or the timing thereof could be different from that currently expected. Forward-looking statements speak only as of the date they are made, and Cameron undertakes no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
REVENUES	$2,079	$2,804	$8,782	$10,381
COSTS AND EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,403	2,009	6,126	7,464
Selling and administrative expenses	261	316	1,082	1,287
Depreciation and amortization	78	92	342	348
Interest, net	33	31	138	129
Other costs, net	115	11	773	73
Total costs and expenses	1,890	2,459	8,461	9,301
Income from continuing operations before income taxes	189	345	321	1,080
Income tax provision	(40)	(79)	(184)	(258)
Income from continuing operations	149	266	137	822
Income (loss) from discontinued operations, net of income taxes	—	(4)	431	26
Net income	149	262	568	848
Less: Net income attributable to noncontrolling interests	24	8	67	37
Net income attributable to Cameron stockholders	$125	$254	$501	$811
Amounts attributable to Cameron stockholders:
Income from continuing operations	$125	$258	$70	$785
Income (loss) from discontinued operations	—	(4)	431	26
Net income attributable to Cameron stockholders	$125	$254	$501	$811
Earnings (loss) per common share attributable to Cameron stockholders:
Basic -
Continuing operations	$0.65	$1.32	$0.36	$3.85
Discontinued operations	—	(.02)	2.25	.13
Basic earnings per share	$0.65	$1.30	$2.61	$3.98
Diluted -
Continuing operations	$0.65	$1.30	$0.36	$3.83
Discontinued operations	—	(.02)	2.24	.13
Diluted earnings per share	$0.65	$1.28	$2.60	$3.96
Shares used in computing earnings per common share:
Basic	192	196	192	204
Diluted	193	198	193	205

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$1,775	$1,513
Short-term investments	584	113
Receivables, net	1,964	2,389
Inventories, net	2,360	2,929
Other current assets	333	391
Assets held for sale	102	217
Total current assets	7,118	7,552
Plant and equipment, net	1,717	1,964
Goodwill	1,764	2,461
Intangibles, net	582	728
Other assets	319	187
Total assets	$11,500	$12,892
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$284	$263
Accounts payable and accrued liabilities	2,793	3,748
Accrued income taxes	127	168
Liabilities held for sale	2	90
Total current liabilities	3,206	4,269
Long-term debt	2,542	2,819
Deferred income taxes	212	193
Other long-term liabilities	150	167
Total liabilities	6,110	7,448
Stockholders’ equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at December 31, 2015 and 2014	3	3
Capital in excess of par value	3,265	3,255
Retained earnings	6,132	5,631
Accumulated other elements of comprehensive income (loss)	(877)	(540)
Less: Treasury stock at cost, 71,931,558 shares at December 31, 2015 and 68,139,027 shares at December 31, 2014	(3,969)	(3,794)
Total Cameron stockholders’ equity	4,554	4,555
Noncontrolling interests	836	889
Total equity	5,390	5,444
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,500	$12,892

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$149	$262	$568	$848
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment and other charges	68	—	654	44
Pre-tax gain on sale of compression businesses	—	—	(681)	(95)
Depreciation	67	78	293	296
Amortization	11	15	49	64
Non-cash stock compensation expense	14	11	49	54
Gain from remeasurement of prior interest in equity method investment	—	—	—	(8)
Deferred income taxes and tax benefit of stock compensation plan transactions	17	(8)	(50)	(48)
Changes in assets and liabilities, net of translation, and non-cash items:
Receivables	145	124	390	166
Inventories	256	139	362	(144)
Accounts payable and accrued liabilities	(43)	274	(913)	(17)
Other assets and liabilities, net	(187)	43	(13)	23
Net cash provided by operating activities	497	938	708	1,193
Cash flows from investing activities:
Proceeds from sales and maturities of short-term investments	249	24	923	65
Purchases of short-term investments	(512)	(22)	(1,394)	(137)
Capital expenditures	(95)	(126)	(285)	(385)
Net proceeds received from sale of compression businesses, net	—	—	831	547
Other dispositions (acquisitions), net	—	—	—	(7)
Proceeds from sales of plant and equipment	3	2	14	13
Net cash provided by (used for) investing activities	(355)	(122)	89	96
Cash flows from financing activities:
Issuance of senior debt	—	—	—	500
Debt issuance costs	—	—	—	(4)
Early retirement of senior notes	—	—	—	(253)
Short-term loan borrowings (repayments), net	(2)	(138)	(222)	(34)
Purchase of treasury stock	—	(191)	(240)	(1,747)
Contributions from (distributions to) noncontrolling interest owners	—	(2)	(3)	(42)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	15	1	20	40
Excess tax benefits from stock compensation plan transactions	1	—	2	6
Principal payments on capital leases	(3)	(5)	(18)	(20)
Net cash used for financing activities	11	(335)	(461)	(1,554)
Effect of translation on cash	(5)	(26)	(74)	(35)
Increase (decrease) in cash and cash equivalents	148	455	262	(300)
Cash and cash equivalents, beginning of year	1,627	1,053	1,513	1,813
Cash and cash equivalents, end of year	$1,775	$1,513	$1,775	$1,513

Cameron
Unaudited Supplemental Segment Financial Data
($ millions)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Revenues:
Subsea	$706	$872	$2,753	$3,067
Surface	458	660	1,957	2,411
Drilling	590	816	2,708	3,049
Valves and Measurement (V&M)	363	528	1,548	2,125
Elimination of intersegment revenues	(38)	(72)	(184)	(271)
Consolidated revenues	$2,079	$2,804	$8,782	$10,381
Segment operating income before interest and income taxes:
Subsea	$163	$88	$407	$207
Surface	54	123	264	427
Drilling	128	151	528	474
V&M	30	81	177	393
Elimination of intersegment earnings	(4)	(21)	(36)	(74)
Segment operating income before interest and income taxes	371	422	1,340	1,427
Corporate items:
Corporate expenses	(34)	(35)	(108)	(145)
Interest, net	(33)	(31)	(138)	(129)
Other costs, net	(115)	(11)	(773)	(73)
Consolidated income from continuing operations before income taxes	$189	$345	$321	$1,080
Orders:
Subsea	$656	$518	$2,228	$2,356
Surface	396	560	1,770	2,480
Drilling	169	419	1,107	2,449
V&M	315	509	1,418	2,091
Consolidated orders	$1,536	$2,006	$6,523	$9,376

	December 31,	December 31,
Backlog (at end of period):	2015	2014
Subsea	$3,421	$4,263
Surface	884	1,025
Drilling	1,611	3,327
V&M	701	921
Consolidated backlog	$6,617	$9,536

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended December 31, 2015
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$125	$0.65
Adjustments:
Asset charges & loss on disposal of assets	50
Facility closures & severance	32
All other	1
Net income attributable to Cameron, excluding charges	$208	$1.08

(1) Based on 193 million diluted shares

	Three Months Ended December 31, 2014
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$258	$1.30
Adjustments:
Asset charges & loss on disposal of assets	1
Facilities closures and severance	3
All other	4
Net income attributable to Cameron, excluding charges	$266	$1.34

(1) Based on 198 million diluted shares

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Twelve months ended December 31, 2015
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$70	$0.36
Adjustments:
Asset charges and loss on disposal of assets	616
Facility closures and severance	63
All other	23
Net income attributable to Cameron, excluding charges	$772	$4.00

(1) Based on 193 million diluted shares

	Twelve months ended December 31, 2014
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$785	$3.83
Adjustments:
Asset charges and loss on disposal of assets	52
Facility closures, severance, and restructuring	10
All other	2
Net income attributable to Cameron, excluding charges	$849	$4.14

(1) Based on 205 million diluted shares